THE TOCQUEVILLE TRUST
AMENDMENT TO THE AMENDED AND RESTATED
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 9th day of June, 2014,  to the Amended and Restated Fund Accounting Servicing Agreement, dated as of February 15, 2006, as amended (the "Agreement"), is entered into by and between THE TOCQUEVILLE TRUST, a Massachusetts trust (the “Tocqueville Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to add a new fund and amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE TOCQUEVILLE TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert W. Kleinschmidt	By: /s/ Michael R. McVoy

Printed Name: Robert W. Kleinschmidt	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

6/2014	1

Amended Exhibit A to the Amended and Restated Fund Accounting Servicing Agreement

Fund Names

Separate Series of The Tocqueville Trust

Name of Series
The Tocqueville Fund
The Tocqueville Small Cap Fund
The Tocqueville Gold Fund
The Tocqueville International Value Fund
The Select Fund
The Delafield Fund
The Tocqueville Alternative Strategies Fund

6/2014	2

Amended Exhibit B to the Amended and Restated Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE Tocqueville Trust-- Effective 07/01/2014

Complex level fee structure based upon assets in the Trust
♦    ____% on first $____
♦    ____% on next $____
♦    ____% on the balance
      (Subject to $____ complex minimum for 7 Funds)

Additional Fees:

Chief Compliance Officer Support Fee*
▪  $____ /year

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Additional Services Available
▪  Additional base fee of $____ for each additional class
▪  Additional base fee of $____ per manager/sub-advisor per fund
▪  Master/feeder products and international income funds

Conversion
▪  One month of service fee prior to service inception.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

6/2014	3